EXHIBIT 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 19, 2005, relating to the financial statements and financial highlights which appears in the June 30, 2005 Annual Report to Shareholders of SEI Liquid Asset Trust, which also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 27, 2005